Exhibit 99.1

DJO Investor/Media Contact: DJO Global, Inc. Mark Francois, Director of Investor Relations 760.734.4766 mark.francois@DJOglobal.com FOR IMMEDIATE RELEASE

DJO GLOBAL TO ACQUIRE LEADING THERAPEUTIC FOOTWEAR PROVIDER, DR. COMFORT

- Acquisition Provides DJO With #1 Share in Large and Underserved Diabetic Footwear Market -

SAN DIEGO, March 15, 2011 — DJO Global, Inc. (“DJO” or the “Company”), a leading provider of medical device solutions for musculoskeletal health, vascular health and pain management, today announced that one of its indirect subsidiaries has signed a definitive agreement to purchase Rikco International, LLC, D/B/A Dr. Comfort (“Dr. Comfort” or “DRC”), for approximately $254.6 million in cash. The transaction is expected to close within 30 - 45 days, subject to customary governmental approvals and closing conditions.

Headquartered in Mequon, Wisconsin, Dr. Comfort is a leading developer, manufacturer and marketer of therapeutic footwear and related medical and comfort products serving the rapidly growing diabetes care market in podiatry practices, orthotic and prosthetic centers, home medical equipment providers and independent pharmacies. DJO said that for the year ended December 31, 2010, DRC generated net sales of $71.8 million, reflecting growth of 22.5 percent over net sales of $58.6 million for the year ended December 31, 2009.

In connection with entering into the definitive purchase agreement, DJO said its subsidiary, DJO Finance LLC (“DJOFL”), entered into a debt commitment letter with Credit Suisse AG and Credit Suisse Securities (USA) LLC (together, the “Commitment Parties”), pursuant to which, subject to the conditions set forth therein, the Commitment Parties committed to provide DJOFL with up to $260 million of senior unsecured financing for the purpose of financing the acquisition and paying fees and expenses incurred in connection with the acquisition and the financing thereof.  On a pro forma basis, considering the acquisition and the related financing, DJO said it does not expect any material change in its ratio of total debt to pro forma consolidated Adjusted EBITDA.

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“Dr. Comfort has expanded the diabetic footwear market by providing the medical community with a broad assortment of high quality and attractive prescription-based footwear styles in a market that has traditionally been served by unattractive and clinical-looking footwear products,” said Les Cross, president and chief executive officer.  “With innovative thinking and sales channel expertise, Dr. Comfort has driven provider and patient awareness of medically necessary diabetic footwear as an important modality that can prevent more serious diabetic complications such as foot ulcers. As a result, DRC has achieved very strong growth and the market leading position in diabetic footwear in the eight years it has been in business.

“Use of prescribed therapeutic footwear by patients suffering from diabetes complications, such as peripheral neuropathy and poor circulation of the lower limbs, is proven effective treatment in preventing and treating foot ulcers, which can eventually lead to toe and foot amputations. Wearing the appropriate therapeutic footwear offers diabetes patients a significantly improved outcome with their disease and improves their overall quality of life. At the same time, medically necessary and prescribed therapeutic footwear can also reduce the high cost of care associated with diabetic foot ulcers and leg amputations, fitting nicely with DJO’s mission to provide effective and conservative treatment modalities while reducing the high cost of health care.  With only a fraction of U.S. diabetic patients who need medically therapeutic shoes actually receiving them, Dr. Comfort has a robust runway for continued growth. Diabetes is a global disease, providing Dr. Comfort with a large international market opportunity, although most of DRC’s current sales are in the U.S.

“On behalf of DJO, we look forward to Eric Lorenz, President of Dr. Comfort, his management team and the Dr. Comfort employee teams joining DJO Global. We look forward to our future growth opportunities together.”

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According to the Centers for Disease Control and Prevention, approximately 18.5 million Americans are diagnosed with diabetes, another 6.6 million are undiagnosed for a total of 25.1 million U.S. diabetics.  The Department of Human Health and Services also estimates another 57 million Americans are living with pre-diabetes based on their lifestyles.  Diabetes is the leading cause of death in the U.S. and the cost of the disease is over $174 billion annually.  Spending on diabetes accounts for 10% of all U.S. healthcare costs and 25% of Medicare costs. The U.S. diabetic footwear supply market is estimated at $150 - $200 million for 2010 and is largely in the early stages of development.  It is estimated that of the more than 11 million diabetics who would benefit from therapeutic footwear due to peripheral neuropathy and poor circulation, less than 8% are presently receiving them.

About DJO Global

DJO Global is a leading global developer, manufacturer and distributor of high-quality medical devices and services that provide solutions for musculoskeletal health, vascular health and pain management. The Company’s products address the continuum of patient care from injury prevention to rehabilitation after surgery, injury or from degenerative disease, enabling people to regain or maintain their natural motion. Its products are used by orthopedic specialists, spine surgeons, primary care physicians, pain management specialists, physical therapists, podiatrists, chiropractors, athletic trainers and other healthcare professionals. In addition, many of the Company’s medical devices and related accessories are used by athletes and patients for injury prevention and at-home physical therapy treatment. The Company’s product lines include rigid and soft orthopedic bracing, hot and cold therapy, bone growth stimulators, vascular therapy systems and compression garments, electrical stimulators used for pain management and physical therapy products. The Company’s surgical division offers a comprehensive suite of reconstructive joint products for the hip, knee and shoulder. DJO Global’s products are marketed under a portfolio of brands including  Aircast®, Chattanooga, CMF™, Compex®, DonJoy®, Empi®, ProCare® and DJO® Surgical.  For additional information on the Company, please visit www.DJOglobal.com.

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to, among other things, the Company’s expectations for revenue growth opportunities based on estimated market penetration of Dr. Comfort’s product lines and potential expansions thereof, and the expected impact the acquisition will have on the Company’s total leverage ratio. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the Company’s ability to control or predict. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to the successful satisfaction of the conditions to the closing of the acquisition of DRC and related financing, the successful integration of DRC into the Company’s overall operational structure, the successful execution of the Company’s business strategies relative to the DRC business, the successful execution of the Company’s sales strategies related to the DRC product lines, the successful retention of DRC’s principal customers and the expected profitability of the DRC business. Other risk factors related to DJO are detailed in DJOFL’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 3, 2011 with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.

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